UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012

Apricus Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 222-8041

 (Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The following is a brief description of each matter submitted to a vote at the Annual Meeting of Stockholders of Apricus Biosciences, Inc. (the “Company”) on May 15, 2012 (the “Annual Meeting”), as well as the number of votes cast with respect to each matter. For more information about these proposals, please refer to the Company's proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 6, 2012.

The number of shares of common stock entitled to vote at the Annual Meeting was 26,603,568. The number of shares of common stock present or represented by valid proxy at the annual meeting was 21,515,730. All matters submitted to a binding vote of stockholders at the Annual Meeting were approved.

The number of votes cast for, against or withheld, and the number of abstentions and broker non-votes with respect to the matters voted upon at the Annual Meeting, are set forth below:

Proposal No. 1: Election of Directors

Election of Class II directors:

Director Nominee	Votes For	Votes Withheld
Henry J. Esber, Ph.D.	9,930,603	1,319,010
Deirdre Y. Gillespie, M.D.	5,719,819	5,529,794

There were 10,266,117 broker non-votes regarding the election of directors.

Proposal No. 2: Ratify selection of Auditors

Stockholders ratified the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The results of the voting included 19,553,413 votes for, 1,919,530 votes against, and 42,787 votes abstained. There were no broker non-votes regarding this proposal.

Proposal No. 3: Proposed 2012 Stock Long Term Incentive Plan

Stockholders approved the of the Company’s 2012 Stock Long Term Incentive Plan.  The results of the voting included 7,271,083 votes for, 3,859,744 votes against and 118,786 votes abstained. There were 10,266,117 broker non-votes regarding this proposal.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

Date: May 16, 2012	By:	/s/ Randy Berholtz
Name: Randy Berholtz
Title: Executive Vice President, General Counsel and Secretary

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